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                                                                 Exhibit No. 3.1


                            SURVIVAL TECHNOLOGY, INC.


                                     BY-LAWS
                         (Restated Through May 10, 1996)


                                    ARTICLE 1
                                     OFFICES

     1.1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

     2.1. All meetings of the Stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2. An annual meeting of Stockholders shall be held on the first day of November, if not a legal holiday, and if a legal holiday then on the next secular day following, at 10:00 a.m., local time, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the Stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     2.3. Special meetings of the Stockholders for any purpose or purposes may be called at any time by the Board of Directors and shall be called by the President or Secretary at the request in writing of holders of stock having a majority in voting power of the entire capital stock of the Corporation issued and outstanding and entitled to be voted at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in


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the notice of the meeting pursuant to Section 4 of this Article II of these
By-Laws.

     2.4. Written notice of the annual or any special meeting of the Stockholders shall be given to each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation.

     2.5. At all meetings of the Stockholders the holders of stock having a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of stock having a majority of the voting power of the stock entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

     2.6. When a quorum is present at any meeting, all elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by statute or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

     2.7. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and


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showing the address of each such Stockholder and the number of shares registered in the name of each such Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

     2.8. Any action required by statute to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which holders of all of the outstanding stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     2.9. Votes by written ballot at any meeting of stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters and the validity of proxies, and may count the votes and declare the result.

                                    ARTICLE 3
                               BOARD OF DIRECTORS

     3.1. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

     3.2. The number of Directors that shall constitute the whole Board shall be the number from


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time to time fixed by the Board of Directors, which number shall not be less than one. The Board by resolution may from time to time increase or decrease the number of Directors to any number not less than one, provided that any reduction in the number of Directors shall not have the effect of shortening the term of any Director in office at the time such resolution becomes effective. The phrase "the whole Board," as used in these By-Laws, shall refer to the total number of Directors which the Corporation would have if there were no vacancies. The Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until removal or resignation or until his successor is elected and qualified. A director may resign at any time by giving written notice to the Chairman of the Board, to the Chief Executive Officer or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

     3.3. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If at any time there are no Directors in office, by reason of death, resignation or other cause, then any Stockholders or any executor or administrator or other fiduciary entrusted with like responsibility for the estate of a Stockholder may call a special meeting of the Stockholders to elect a Board of Directors. If at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder or Stockholders holding at least ten percent of the total number of the shares outstanding at the time and having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.


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                       MEETINGS OF THE BOARD OF DIRECTORS

     3.4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     3.5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

     3.6. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or upon the written request of a majority of the whole Board on two days' notice to each Director, either personally or by telephone, or on four days' notice by mail (computed from the date of mailing). Any such notice may be waived and shall be deemed waived by any Director who signs a written waiver of such notice before or after the time stated therein.

     3.7. At all meetings of the Board, a majority of the Directors constituting the whole Board shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.


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     3.9.  A director of the Corporation who is present at a meeting of the
Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the director objects to the holding of the meeting or the transacting of specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

                        THE CHAIRMAN OF THE BOARD AND THE
                           VICE-CHAIRMAN OF THE BOARD

     3.10. The Board of Directors, at its first meeting following the annual meeting of Stockholders in each year, or at such other time when there shall be a vacancy, shall elect one of its members as Chairman of the Board, and may elect one of its members as Vice-Chairman of the Board; each to serve for one year or until his successor is elected and qualified. The Chairman of the Board shall preside at all meetings of the Stockholders and of the Board of Directors and shall perform such other duties as may be required of him by the Board of Directors and by these By-Laws. The Vice-Chairman of the Board, if one is elected, shall, in the absence of the Chairman of the Board, preside at the meetings of the Stockholders and of the Board of Directors and shall perform such other duties as may be required of him by the Board of Directors. In the absence of the Chairman of the Board and the Vice-Chairman, if any, those members of the Board who are present shall choose from among themselves a person to preside at the meeting of the Board.

                             COMMITTEES OF DIRECTORS

     3.11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution passed by a majority of the whole Board, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and as limited by the Sixth Article, Section 2, of the Certificate of Incorporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the


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Corporation to be affixed to all papers which may require it.  In the absence or disqualification of any member of such committee or committees, except as otherwise provided to the extent that there shall have been designated alternate members who shall be present, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as requested by the Board of Directors.

                            COMPENSATION OF DIRECTORS

     3.12. The Board of Directors shall have the authority to fix the compensation to be paid to Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee of the Board of Directors, in addition to a fixed sum for attendance at each such meeting and/or a stated salary as Director or committee member. Unless otherwise provided by the Board of Directors, no such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.13. Any or all of the Directors may be removed for cause or for no cause by the Stockholders. One or more of the Directors may be removed for cause by a majority of the whole Board.

                                    ARTICLE 4
                                    OFFICERS

     4.1. The Board of Directors shall elect the officers of the Corporation, which shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, at the first meeting of the Board following each annual meeting of the Stockholders. The Board may from time to time also elect one or more Vice-Presidents in such gradations as the Board of Directors may determine, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, or it may delegate the authority to appoint such officers and agents to an officer subject to the


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control of the Board of Directors.  Any number of offices may be held by the same person.

     4.2. Unless otherwise provided in the resolution of election or appointment, the officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. Any officer, servant or agent of the Corporation may be removed at any time with or without cause by the Board of Directors or by the officer having power to appoint the successor of the person being removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article.

     4.3. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to a committee or designated officers of the Corporation.

     4.4. The duties and powers of the officers of the Corporation shall be as provided in these By-Laws or as defined in the resolutions appointing them, or shall be those duties and powers customarily exercised by corporate officers holding such offices.

     4.5. The Chief Executive Officer of the Corporation shall have general charge and supervision of its business. He shall preside at all meetings of the Stockholders and at meetings of the Board of Directors in the absence of the Chairman and the Vice-Chairman of the Board, if any; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall have such other powers and duties as normally pertain to his office or as shall be prescribed by the Board of Directors.

     4.6. Unless otherwise specified by the Board of Directors, the President of the Corporation shall be the Chief Executive Officer of the Corporation. If a person other than the Chief Executive Officer, the


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President shall have such powers and perform such duties as may be assigned from time-to-time by the Board of directors or by the Chief Executive
Officer.

     4.7. The Vice-Presidents, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe by standing or special resolution, or the Chief Executive Officer may from time to time provide, subject to the powers and the control of the Board of Directors.

     4.8. The Secretary of the Corporation or an Assistant Secretary, as designated by the Chairman of the Board or other presiding officer, or another person so designated, shall act as secretary and record the minutes of meetings of the Board of Directors and committees thereof and of the Stockholders.
Unless given by another authorized officer, the Secretary shall give, or cause to be given, notices of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general or special authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be.

     4.9. The Assistant Secretary, if there be any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other


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duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.

     4.10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and may deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories, as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors. He shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Treasurer may act with the assistance of such Assistant Treasurers, if any, or such other employees of the Company as he may reasonably designate.

     4.11. The Assistant Treasurer, if there be any, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.

     4.12. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

     4.13. The Chief Executive Officer, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.


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                                    ARTICLE 5
                              CERTIFICATES OF STOCK

     5.1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     5.2. The Board of Directors may in its discretion direct, or vest in the officers of the Corporation the power to direct, that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require, or vest in the officers of the Corporation the power to require, that the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Corporation may refuse to issue a new certificate except as ordered by the Court of Chancery of Delaware.


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                               TRANSFERS OF STOCK

     5.3. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

     5.4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

     5.5. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     5.6. The Corporation shall be entitled to recognize a person registered as the owner of shares on its books as being the owner of such shares for the purpose of receiving dividends, voting those shares, and being accorded all other rights and liabilities of an owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or


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                                    - 13 -

other notice thereof, except as otherwise provided by the laws of Delaware. Every Stockholder shall furnish to the Corporation his address, and the Corporation may rely for all purposes upon the address of such Stockholder so furnished to it. If any Stockholder shall not furnish the Corporation with his address, his address shall be presumed to be at the registered office of the Corporation, in its care.

                                    ARTICLE 6
                               GENERAL PROVISIONS
                                    DIVIDENDS

     6.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     6.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   FISCAL YEAR

     6.3. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                 CORPORATE SEAL

     6.4. The corporate seal shall be in such form as the Board of Directors may prescribe.

                      VOTING OF STOCK IN OTHER CORPORATIONS

     6.5. Any shares of stock or other securities in any other corporation or organization, with respect to which the Corporation may from time to time have the right to vote or to give approvals, ratifications or consents may be represented and voted at any meeting of security holders of such other corporation or


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                                    - 14 -

organization, or approvals, ratifications or consents may be given with respect thereto, by the Chief Executive Officer of the Corporation or by the proxy or proxies appointed by the Chief Executive Officer, or by any other person appointed by resolution of the Board of Directors, of which resolution a certified copy under the seal of the Corporation shall be conclusive evidence.

                            POSITION WITH CORPORATION
                          NOT TO IMPOSE DUTY TO REFRAIN
                             FROM EXERCISING RIGHTS

     6.6. No person who is an officer, Director or controlling Stockholder of the Corporation shall be deemed to be under any disability, by reason of his status as such officer, Director or controlling Stockholder, from exercising as against the Corporation any rights or privileges whatsoever which he may enjoy under the terms of any provision of any certificate of incorporation, by-law, resolution or contract, in his personal capacity (including his capacity as a fiduciary for another person or persons); and any such officer, Director or controlling Stockholder may exercise any such rights or privileges as fully as if such person were no such officer, Director or controlling Stockholder.

                                    ARTICLE 7
                                   AMENDMENTS

     7.1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Stockholders or by the whole Board of Directors at any regular meeting of the Stockholders or of the whole Board of Directors, or at any special meeting of the Stockholders or of the whole Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. By-Laws adopted by the Stockholders may be altered, amended or repealed by the whole Board of Directors unless the By-Laws so adopted by the Stockholders expressly provide to the contrary.